Exhibit (4)(t)

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TABLE OF GUARANTEED ANNUITY PAYMENTS

Amount of Annuity Benefit payable monthly on the Life Annuity Form with Ten* Years Certain provided by application of $1,000.

	Monthly Income
Age	Male	Female
60	2.39	2.27
61	2.43	2.31
62	2.47	2.35
63	2.52	2.39
64	2.57	2.44
65	2.62	2.48
66	2.67	2.53
67	2.72	2.58
68	2.78	2.63
69	2.84	2.69
70	2.90	2.74
71	2.96	2.80
72	3.02	2.86
73	3.09	2.93
74	3.16	3.00
75	3.24	3.07
76	3.32	3.14
77	3.40	3.22
78	3.48	3.30
79	3.57	3.39
80	3.66	3.48
81	3.77	3.58
82	3.89	3.69
83	4.01	3.81
84	4.15	3.93
85	4.29	4.06
86	4.43	4.20
87	4.58	4.35
88	4.75	4.50
89	4.91	4.66
90	5.09	4.83
91	5.27	5.00
92	5.47	5.19
93	5.68	5.39
94	5.91	5.61
95	6.16	5.84

2021TGAP3

* At age 80 and over the rates are adjusted so that the certain period does not exceed life expectancy. See Data Pages for Period Certain tables for ages 80 and older.

The amount of income provided under an Annuity Benefit payable on the Life Annuity Form is based on 1.00% interest and mortality equal to 32% for males and 29% for females of the Annuity 2000 Mortality Table projected at 1.10% for males and 1.15% for females for a number of years equal to attained age minus 20, but not less than 30.

Amounts required for ages or for annuity forms not shown in the above Table or for other annuity forms will be calculated by us on the same actuarial basis.

2021TGAP3

TABLE OF GUARANTEED ANNUITY PAYMENTS

Amount of Annuity Benefit payable monthly on the Life Annuity Form with Ten* Years Certain provided by application of $1,000.

Monthly Income

Ages	Unisex
60	2.30
61	2.33
62	2.38
63	2.42
64	2.46
65	2.51
66	2.56
67	2.61
68	2.66
69	2.71
70	2.77
71	2.83
72	2.89
73	2.96
74	3.03
75	3.10
76	3.17
77	3.25
78	3.34
79	3.42
80	3.51
81	3.62
82	3.73
83	3.85
84	3.97
85	4.10
86	4.24
87	4.39
88	4.54
89	4.71
90	4.87
91	5.05
92	5.24
93	5.44
94	5.66
95	5.90

2021TGAP3

*At age 80 and over, the rates are adjusted so that the certain period does not exceed life expectancy. See Data Pages for Period Certain tables for ages 80 and older.

The amount of income provided under an Annuity Benefit payable on the Life Annuity Form is based on 1.00% interest and mortality equal to 32% for males and 29% for females of the Annuity 2000 Mortality Table projected at 1.10% for males and 1.15% for females for a number of years equal to attained age minus 20, but not less than 30 adjusted to a unisex basis, reflecting a 20%-80% split of males and females at pivotal age 55.

Amounts required for ages or for annuity forms not shown in the above Table or for other annuity forms will be calculated by us on the same actuarial basis.

2021TGAP3

TABLE OF GUARANTEED ANNUITY PAYMENTS

Amount of Annuity Benefit payable monthly on the Joint and Survivor Life Annuity form (with 100% of the amount of the Annuitant’s payment continued to the Annuitant’s spouse) provided by an application of $1,000.

Age	60	61	62	63	64	65	66	67	68	69	70
60	2.06	2.07	2.09	2.10	2.11	2.12	2.13	2.14	2.15	2.16	2.17

61		2.09	2.10	2.12	2.13	2.14	2.16	2.17	2.18	2.19	2.20

62			2.14	2.15	2.17	2.18	2.19	2.21	2.22	2.23	2.23

63				2.16	2.17	2.19	2.20	2.21	2.23	2.24	2.25

64					2.19	2.21	2.22	2.24	2.25	2.26	2.28
65						2.23	2.24	2.26	2.27	2.29	2.30
66							2.26	2.28	2.30	2.31	2.33

67								2.30	2.32	2.34	2.36
68									2.34	2.36	2.38
69										2.39	2.41
70											2.43

The amount of income provided under an Annuity Benefit payable on the Life Annuity Form with Ten Years Certain or Joint and Survivor Life Annuity Form is based on 1.00% interest and mortality equal to 32% for males and 29% for females of the Annuity 2000 Mortality Table projected at 1.10% for males and 1.15% for females for a number of years equal to attained age minus 20, but not less than 30 adjusted to a unisex basis, reflecting a 20%-80% split of males and females at pivotal age 55.

Amounts required for ages or for annuity forms not shown in the above Tables or for other annuity forms will be calculated by us on the same actuarial basis.

2021TGAP3